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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
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     We hereby consent to the use of our report on the financial statements of
Hopkinsville Federal Savings Bank in the Form AC Application for Approval of Conversion (the "Form AC") filed by HopFed Bancorp, Inc. with the Office of Thrift Supervision and in the Registration Statement on Form S-1 and the Post-Effective Amendment No. 1 to the Form S-1 Registration Statement (Registration No. 333-30215) (collectively, the "Registration Statement") filed by HopFed Bancorp, Inc. with the Securities and Exchange Commission and to the reference to our firm under the heading "Experts" in the Prospectus constituting part of the Form AC and Registration Statement.


December 10, 1997                        /s/ York Neel & Co. - Hopkinsville, LLP
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